EDISON INTERNATIONAL

NAMED EXECUTIVE OFFICER BASE SALARIES

The executive officers listed below are the individuals who will be designated as Edison International’s named executive officers in its proxy statement for the 2006 annual meeting of shareholders and who are currently serving as executive officers of Edison International. The 2006 base salary level for each of the named executive officers is as follows:

Named Executive Officer	2006 Base Salary Level
John E. Bryson, Chairman of the Board, President and Chief Executive Officer of Edison International and Chairman of the Board of Southern California Edison Company (“SCE”)	$1,210,000(1)
Alan J. Fohrer, Chief Executive Officer of SCE	$651,040(1)
Thomas R. McDaniel, Executive Vice President, Chief Financial Officer and Treasurer of Edison International	$611,000
Theodore F. Craver, Jr., Chairman of the Board, President and Chief Executive Officer of Edison Mission Energy	$604,200
John R. Fielder, President of SCE	$407,777(1)

(1)

Messrs. Bryson, Fohrer and Fielder will also be designated as named executive officers by SCE in its proxy statement for its 2006 annual meeting of shareholders. The amounts shown for the officers are the aggregate 2006 base salaries for service to Edison International and SCE, and are inclusive of (and not in addition to) any 2006 base salary amounts reported by SCE.